MNP Petroleum Corp. and Stichting VB Vagobel Agree to Extend Closing Date of Private Placement Transaction

BAAR, SWITZERLAND, December 30, 2014

MNP Petroleum Corp. (“MNP”) (TSX-V: MNP; OTCQB: MNAP) announces that pursuant to the terms of the of the binding private placement agreement dated November 30, 2014 Stichting VB Vagobel (“Vagobel”) has requested to extend the Closing date to February 19, 2015. Vagobel has informed MNP because of the slow business practice during the holiday season, Vagobel requires further time to finalize its financing facility.

About MNP

MNP is an international oil and gas company with primary focus on exploration and development in Central Asia and Mongolia. Through its 1.2% equity interest in Petromanas Energy Inc., a Canadian public company, MNP participates in exploration projects in Albania, France and Australia. In Tajikistan MNP owns 90% working interest in a Production Sharing Agreement covering the license areas Zapadnyi and Severo-Zapadnyi in the Soughd region through its wholly-owned subsidiary DWM Petroleum AG, and it has agreed to purchase a working interest eight producing oilfields. In Mongolia, MNP owns 74% working interest in two Production Sharing Contracts covering Blocks XIII and XIV through its wholly-owned subsidiary DWM Petroleum AG.

About Vagobel

Stichting VB Vagobel is a company exploring international opportunities. It was founded in 1992 in The Netherlands as a financial holding company for real estate and other assets.

Vagobel is currently investing in companies in the upstream oil industry and is currently involved in opportunities in the Middle East and Africa. Through MNP Petroleum Vagobel intends to enhance its visibility in Central Asia. Through its sister company registered in Singapore, Vagobel holds equity in a maritime shipping consortium and intends to explore opportunities in the maritime bunkering industry. In the near future, Vagobel also intends to investigate opportunities in the alternative and bio energy industries.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information please contact:

Peter-Mark Vogel
Chief Financial Officer & Corporate Secretary
MNP Petroleum Corp.
Bahnofstr. 9, P.O. Box 155
6341, Baar
Switzerland
Tel: +41 44 718 10 30
Fax: +41 44 718 10 39
Email: info@mnppetroleum.com
Web: www.mnppetroleum.com

Robert Giordano
J. Streicher Capital
Investor Relations - USA
55 Broadway, 3rd floor
New York, NY 10006
USA
Tel: +1 917 327 3938
Email : rgiordano@jstreichercapital.com

Dr. Georg Hochwimmer
Europe Investor Relations
General Research GmbH
Tel: +49 89 2500 4330
Email: hochwimmer@generalresearch.de

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning the timing of the anticipated completion of the private placement as well as those concerning Vagobel’s intent to enhance its visibility in Central Asia through MNP Petroleum and its intent to explore opportunities in the maritime bunkering industry and the alternative and bio energy industries in the near future. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of MNP’s business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risk of unexpected delays arising from field conditions, MNP’s ability to raise the necessary capital and other risks identified in MNP’s periodic filings with the Securities and Exchange Commission on EDGAR. Any of these risks could cause MNP’s or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and Canada, MNP does not intend to update any of the forward-looking statements to conform these statements to actual results.